Exhibit 99.1

MotivNation Looks to Diversify

Thursday July 24, 2008

IRVINE, CA--(MARKET WIRE)—July 24, 2008 -- MotivNation (OTC BB:MOVT.OB - News), an Orange County, California-based provider and manufacturer of "tools and toys for the automotive enthusiast," today announced to diversify its markets sector. The Company's principal operating subsidiary, TrixMotive, Inc. filed Chapter 7 bankruptcy.

George R. Lefevre, MotivNation CEO, commented, “In order to stabilize ongoing operations and protect the parent company from additional expenditures to keep MotivNation operational, the subsidiary filed for Chapter 7. Today is a new beginning in the process of shifting its operational focus and to diversify in our troubling sector. After evaluating our various business lines, we decided to take immediate steps to shut down money-losing operations and focus on developing positive cash flow business opportunities. The best course of action for MotivNation is to exit certain parts of its businesses and move in a new direction.”

About MotivNation:

Based in Irvine, California, MotivNation's business divisions provide a full range of services that cater to the custom motorcycle and automotive enthusiast, including the sale, manufacture, converting, customization, armor protecting, and installation of custom-built automotive and motorcycles, auto parts and accessories, as well as restoration, repair, and servicing.

For more information, visit http://www.MotivNation.com

Safe Harbor Statement: This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements in this release, which relate to the Company's plans and strategies, as well as management's expectations about new and existing products and services, acquisitions and opportunities, market growth, demand for acceptance of new and existing products and services, are forward-looking statements. In particular, when used in the preceding discussion, the words "estimated,'' "believe,'' "optimistic,'' "expect,'' and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to risks and uncertainties, and actual results could differ materially from those expressed in forward-looking statements. Such risks and uncertainties include, but are not limited to, unfavorable market conditions, increased competition, limited working capital, and failure to implement business strategies, actions by regulatory agencies, and other risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors. Such statements involve risks and uncertainties which could cause actual results to differ materially from management's expectations. Such risks and uncertainties include, but are not limited to, the risks inherent in bankruptcy court proceedings and risks associated with entering the financial services markets, as well as the risks detailed in our filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K. MotivNation, Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Contact:
     Contact:
     George R. Lefevre
     MotivNation
     949.266.8979
     info@MotivNation.com
     http://www.MotivNation.com